UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 12, 2010
(Date of Earliest Event Reported)

NATIONAL HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-12629 (Commission File Number)	36-4128138 (I.R.S. Employer Identification No.)

120 Broadway, 27th Floor, New York, NY  10271
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 417-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On July 12, 2010, National Holdings Corporation (the “Company,” “we” or “us”) completed a private placement of securities pursuant to the terms of a Securities Purchase Agreement (the “Purchase Agreement”), dated July 12, 2010, by and between the Company and certain investors (the “Investors”), who had previously participated in a bridge financing described in our Current Report on Form 8-K, dated June 10, 2010.

In connection with the private placement, we sold to the Investors an aggregate of 34,167 shares of our newly created Series C Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”) at a purchase price of $50.00 per share, and warrants (the “Warrants”) to purchase an aggregate of 3,416,692 shares of our common stock, par value $0.02 per share (the “Common Stock”).  The securities were sold in consideration of the conversion of $1,700,000 principal amount of promissory notes, plus accrued interest, issued in June 2010.  The Company and the Investors also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) in connection with the private placement.

Series C Preferred Stock

In connection with the private placement, the Company designated 34,500 shares of its blank check preferred stock as “Series C Preferred Stock” by filing a Certificate of Designation (the “Certificate of Designation”) with the Secretary of State of Delaware establishing the Series C Preferred Stock.  A total of 34,167 shares of Series C Preferred Stock were issued at $50.00 per share (the “Series C Preferred Stock Price”).  The Certificate of Designation was subsequently corrected by filing a Certificate of Correction to the Certificate of Designation with the Secretary of State of Delaware (the “Certificate of Correction”).

Each share of Series C Preferred Stock is convertible, at the option of the holder thereof, at any time after the date of issuance, into such number of shares of Common Stock as is determined by dividing the Series C Preferred Stock Price by the Series C Conversion Price, which is initially $0.50 (i.e, each share is convertible into approximately 100 shares of Common Stock).  Accordingly, the 34,167 shares of Series C Preferred Stock sold in the private placement are initially convertible into a total of 3,416,692 shares of Common Stock.  From the date of the Purchase Agreement until March 31, 2011(the “Participation Period”), the conversion price of the Series C Preferred Stock is subject to full-ratchet price protection in the event the Company issues or sells, or is deemed to have issued or sold, subject to certain standard exceptions, any shares of its Common Stock for consideration per share less than the conversion price of the Series C Preferred Stock then in effect.  In addition, the Series C Conversion Price may be adjusted to reflect subdivisions or combinations of our Common Stock such as through stock splits, dividends, distributions and similar adjustments to our capital stock.

During the Participation Period, the holders of the Series C Preferred Stock have a right of co-sale in the event the Company enters into a equity or equity-linked capital raising transaction with a third party in excess of $3 million.  In such an event, should such right of co-sale be accepted by the holders of the Series C Preferred Stock, such holders will have the right to sell their shares of Series C Preferred Stock (the “Conversion Shares”) to such third party and receive the following consideration; (i) during the ninety day period following the date of the Purchase Agreement (the “First Period”) $0.75 per Conversion Share; (ii) during the ninety day period following the First Period (the “Second Period”) $1.00 per Conversion Share; (iii) during the ninety day period following the Second Period (the “Third Period”) $1.25 per Conversion Share; and (iv) during the period following the Third Period until the expiration of the Participation Period (the “Final Period”) $1.50 per Conversion Share.

The holders of Series C Preferred Stock generally have the right to vote on any matter with the holders of Common Stock and the Company’s Series A Preferred Stock on an “as converted” basis (less one share of Common Stock) and are entitled to certain protective provisions pursuant to which the majority of the Series C Preferred Stock have the right to approve certain actions as further described in the Certificate of Designation. The shares of Series C Preferred Stock are not entitled to receive any dividends.

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, after payment to the holders of the Series A Preferred Stock, the holders of the Series C Preferred Stock will be entitled to receive, on a pari passu basis with any class or series of capital stock of the Company created specifically ranking, by its terms, on parity with the Series C Preferred Stock, and prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock, an amount equal to the Series C Preferred Stock Price then held by them.

Warrants

In connection with the private placement, the Company issued Warrants to purchase a total of 3,416,692 shares of Common Stock. Each Warrant has an exercise price of $0.50 per share and vests 33% on the date of grant and 33% on each of the first and second anniversaries of the date of grant.  Each tranche of warrants expires five years from the date of vesting. Until March 31, 2011, the exercise price of the Warrants is subject to full-ratchet price protection in the event of the Company issues or sells, or is deemed to have issued or sold, subject to certain standard exceptions, any shares of its Common Stock for consideration per share less that the exercise price of the Warrants then in effect.  In addition, the number of shares of Common Stock subject to each Warrant is subject to adjustment in the event of stock splits, dividends, distributions and similar adjustments to our capital stock.

Registration Rights Agreement

We entered into a Registration Rights Agreement with the Investors in connection with the private placement.    Pursuant to the terms of the Registration Rights Agreement, we have agreed to use our best efforts to register (i) the shares of Common Stock that are issuable upon conversion of the Series C Preferred Stock and (ii) the shares of Common Stock issuable upon exercise of the Warrants (collectively, “Registrable Shares”).  We are required to prepare and file with the SEC a registration statement 90 days from the closing of the private placement and to use commercially reasonable efforts to have the registration statement declared effective as soon as practicable, but in any event within 150 days following the closing.  The registration of the Registrable Shares is subject to previously granted registration rights and SEC rules.  There are no liquidated damages or penalties for failure to register the Registrable Shares.

The description of the Purchase Agreement, the Registration Rights Agreement, the Certificate of Designation, and the terms of the Series C Preferred Stock and Warrants issued in the private placement, contained in this Item 1.01 is a summary and is qualified in its entirety by reference to the copies of the Certificate of Designation attached as Exhibit 3.8 hereto, the Certificate of Correction attached as Exhibit 3.9 hereto, the form of Warrant attached as Exhibit 4.9 hereto, the Purchase Agreement attached hereto as Exhibit 10.35 and the Registration Rights Agreement attached hereto as Exhibit 10.36, each of which is incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

The issuance and sale of the securities in the private placement is exempt from registration under the Securities Act of 1933 pursuant to Regulation D and Rule 506 promulgated thereunder. We have furnished certain information to the Investors as required by Regulation D, and the Investors have provided certain representations to us evidencing that it is an “accredited investor” as defined in Regulation D. We have not engaged in general solicitation or advertising with regard to the private placement and have not offered securities to the public in connection with the private placement.

Item 9.01    Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit

3.8	Certificate of Designation of Series C Preferred Stock.

3.9	Certificate of Correction to the Certificate of Designation of Series C Preferred Stock.

4.9	Form of Warrant, dated July 12, 2010.

10.35	Securities Purchase Agreement, dated as of July 12, 2010, by and between the Company and the Investors signatory thereto.

10.36	Registration Rights Agreement dated as of July 12, 2010 by and between the Company and the Investors signatory thereto.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HOLDINGS CORPORATION
By:	/s/ MARK GOLDWASSER
Mark Goldwasser
President and Chief Executive Officer
Dated: July 14, 2010

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